UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  March 2, 2012

Save The World Air, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-29185	52-2088326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

735 State Street, Suite 500 Santa Barbara, CA	93101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 845-3581

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 2, 2012, Save The World Air, Inc. (the “Company”) and LG Partners LLC (“LGP”) entered into a non-binding Letter of Intent (“LOI”), in which the Company and LGP expressed their mutual interest to evaluate, discuss and negotiate a mutually acceptable structure and agreement relating to the purchase and commercial exploitation of the Company’s AOT Technology by LGP, in connection with LGP’s (as represented by LGP) proposed design, development and construction of a non-domestic 900 mile oil pipeline (the “LGP Project”), also know as CECOEH.  The LGP Project is in the planning stage and is subject to the satisfaction of several materal conditions, including, without limitation, LGP obtaining approvals and permits of the countries in which the pipeline will be constructed and operated, and LGP obtaining financing of approximately $2.5 billion. The Company cannot provide any assurances that the foregoing conditions will be satisfied by LGP, nor that a mutually acceptable agreement with LGP will be achieved; nor can the Company provide any assurances with respect to the profitability of any agreement which may be completed with LGP. The LOI expires on the earlier of (a) the date upon which the LOI is expressly superseded by substantive definitive transaction agreements, if any, between the parties, or, (b) June 30, 2012.

Item 9.01 Financial Statements and Exhibits

10.1	Non-Binding Letter of Intent with LG Partners, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2012	SAVE THE WORLD AIR, INC.
	By:	/s/ Cecil Bond Kyte
Name: Cecil Bond Kyte
Title: Chief Executive Officer